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                         HANSBERGER INSTITUTIONAL SERIES
                             AMENDED CODE OF ETHICS

This Amended Code of Ethics (the "Code") has been adopted by the Board of Trustees of the Hansberger Institutional Series (the "Fund") pursuant to Rule 17j-1 under the 1940 Act. The Code is based on the principle that the officers, trustees and other persons associated with the Fund owe a fiduciary duty to the Fund and its shareholders to conduct their personal securities transactions in a manner that does not interfere with Fund portfolio transactions or otherwise take unfair advantage of their relationship with the Fund. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of the individual's fiduciary duties to the Fund.

I.   DEFINITIONS

     A.   "1940 Act" means the U.S. Investment Company Act of 1940, as amended.

     B. "Access Person" means any trustee or officer of the Fund. The term also means: (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security.

     C. "Advisers Act" means the U.S. Investment Advisers Act of 1940, as amended.

     D. A Security is "being considered for purchase or sale" when a recommendation to purchase a Security has been made and communicated to HGII research group or posted on the Company's research bulletin board.

     E. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 16a-1(a)(2) thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

     F. "Company" means Hansberger Global Investors, Inc. and its subsidiaries.

     G. "Compliance Department" means the Company's compliance department located in Fort Lauderdale, Florida or its successor.

     H.   "Compliance Officer" means Kimberley A. Scott or her successor.

     I. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     J. "Disinterested Trustee" means a trustee of the Fund who is not an "interested person" of

                                                            Amended May 08, 2001

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          the  Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     K.   "General Counsel" means J. Christopher Jackson or his successor.

     L. "Initial public offering" means an offering of securities registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), the issuer who, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

     M. "Legal Department" means the Company's legal department located in Fort Lauderdale, Florida or its successor.

     N. "Private placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506.

     O. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

     P. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act and, for purposes of this Code of Ethics, shall include options and depository receipts on Securities and transactions in related futures contracts, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, high quality short-term debt securities (including repurchase agreements), bankers' acceptances, bank certificates of deposit, and commercial paper.

     Q. "Security held or to be acquired" means: (a) any Security which, within the most recent 15 calendar days (i) is or has been held by the Fund or (ii) is being or has been considered for purchase by the Fund or the Company on behalf of the Fund; and (b) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (a) above.

II.  STANDARDS OF CONDUCT

     No Access Person shall in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by the Fund:

     A.   to employ any device, scheme or artifice to defraud the Fund;

     B. to make to the Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     D.   to engage in any manipulative practice with respect to the Fund.

III. EXEMPTED TRANSACTIONS

     A. The prohibitions of Section IV. E, F and G of this Code shall not apply to:

          1. Purchases or sales of Securities that are not eligible for purchase or sale by the Fund;

                                      2             Amended May 08, 2001

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          2.   Purchases or sales that are nonvolitional on the part of the person;

          3. Purchases that are part of an automatic dividend reinvestment plan;

          4. Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to
                      --------
               the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          5. Purchases or sales effected in any account over which the person has no direct or indirect influence or control; and

          6. Purchases or sales through any profit sharing, pension or other benefit plan of the Company.

     B. In addition, the prohibitions of Section IV. A. 5 and the preclearance requirements of Section V. A. of this Code shall not apply to:

          1. Purchases or sales that are nonvolitional on the part of the person;

          2. Purchases that are part of an automatic dividend reinvestment plan;

          3. Purchases or sales effected in any account over which the person has no direct or indirect influence or control; and

          4. Purchases or sales through any profit sharing, pension or other benefit plan of the Company.

     C. The Compliance Officer or General Counsel may approve a purchase or sale of a Security that would otherwise violate the provisions set forth in Section IV below if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to the Fund and its shareholders, and is not potentially harmful to the Fund because: (a) it does not conflict with any Security being considered for purchase by the Fund and (b) the decision to purchase or sell the Security is not the result of information obtained in the course of the person's relationship with the Fund or the Company.

IV.  PROHIBITED CONDUCT; REQUIRED ACTIONS

     A. Access Persons (except Disinterested Trustees) are prohibited from the following activities unless they have obtained prior written approval from the Compliance Officer or the Legal Department:

          1. Access Persons may not join an investment club or enter into an investment partnership;

          2. Access Persons may not purchase any security in a private placement;

          3. Access Persons may not serve on the boards of directors of either publicly traded or privately held companies nor may they serve as members of any creditor committees;

          4. Access Persons may not purchase any security in an initial public offering; and

                                      3                     Amended May 08, 2001

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          5.   Access Persons may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days. Any profits realized on such trades shall be disgorged to a charitable organization.

     B. Every Access Person must direct his or her broker(s) (if any) to provide duplicate confirmations and account statements to the Compliance Department regarding his or her own accounts and for any account in which any securities were held for his or her direct or indirect benefit (together, "Beneficial Accounts"). This requirement shall not apply to Disinterested Trustees.

     C. For the purpose of purchasing Fund shares at net asset value, Access Persons may have joint accounts only with spouses, their children under age 21, parents, step-parents, parents-in-law, brothers, sisters, grandchildren or grandparents and a trustee or custodian of any qualified pension or profit sharing plan or IRA established for the benefit of such persons. This limitation shall not apply to Disinterested Trustees.

     D. No Access Person may speak in or to the media, on or off the record, regarding the Fund or any security without the prior authorization of the Compliance Officer or the Legal Department.

     E. All Access Persons are prohibited from purchasing or selling any Security for ten (10) calendar days from the date that: (a) the Company first approves an initial recommendation for the Buy, Alt-Buy or Hold List; or (b) a Security already on the research database is moved from the Hold to the Buy or Alt Buy List, except that this prohibition does not apply to Disinterested Trustees.

     F. No Access Person shall execute a Securities transaction on a day during which the Fund has a pending "buy" or "sell" order in such Security, except that this prohibition shall not apply to Disinterested Trustees.

     G.   No Access Person shall execute a Securities transaction within three
          (3) business days after the Fund has traded in the same Security. This limitation shall not apply to Disinterested Trustees.

     H. No Access Person shall accept a gift of more than de minimis value from any person or entity that does business on behalf of the Fund. For purposes of this prohibition, de minimis value is considered to be a value of $100 or less.

V.   PRE-CLEARANCE REQUIREMENT AND PROCEDURES; ANNUAL REPORTING

     A. No Access Person shall purchase or sell any Security for his or her account or for any Beneficial Account, unless the proposed purchase or sale has been reported to and pre-cleared by the Compliance Officer, or in his or her absence, the Legal Department. This pre-clearance requirement does not apply to Disinterested Trustees.

          1. All proposed personal securities transactions shall be documented either on a Personal Security Trade Authorization Form (a copy of which is attached as Exhibit A) or on an electronic form and forwarded to the Compliance Officer.

          2. Subject to the further provisions set forth herein, the Compliance Officer, or in his or her absence, the Legal Department, shall pre-clear the purchase or sale of a

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               Security if the transaction does not violate this Code of Ethics.
               Such determination shall be by:

               a.   Reviewing the Fund's portfolios; and

               b. Determining if the security is currently on the Company's then current research database or is then currently under consideration for adding to the Company's database pending review by the Company's research committee.

          3. After review, if the Compliance Officer, or in his or her absence, the Legal Department, determines to pre-clear the trade, the Compliance Officer (or Legal Department) will authorize the Access Person to execute the trade as follows.

               a.   The Compliance Officer shall execute a Trade Authorization
                    Form.

               b. The Compliance Officer shall communicate authorization of the trade to the Access Person.

               c. The time at which the trade authorization is communicated to the Access Person shall be documented on the Trade Authorization Form.

          4. The trade authorization is effective for two (2) business days after the pre-clearance is granted, unless otherwise indicated by the Compliance Officer.

          5. The Compliance Officer shall maintain the originally executed Trade Authorization Form. A copy of the executed Trade Authorization Form will be available to the Access Person upon request.

     B. All Access Persons shall disclose all personal Securities holdings as well as those Securities holdings for which they have Beneficial Ownership upon commencement of employment or association as an Access Person, but in no event, later than ten (10) calendar days of commencement of employment or association as an Access Person and thereafter on an annual basis to the Compliance Officer. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates. All Access Persons must complete an acknowledgment upon commencement of employment or association as an Access Person, and thereafter on an annual basis (a copy of which is attached as Exhibit B). These requirements shall not apply to Disinterested Trustees.

VI.  QUARTERLY REPORTING

     A. Every Access Person shall submit a quarterly report to the Compliance Officer with the information described in paragraph C below with respect to any Beneficial Accounts opened during the quarter and transactions in any Security in which such Access Person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security during such quarter. Access Persons need not, however, report on the following transactions:

          1. Purchases or sales that are nonvolitional on the part of the person;

          2. Purchases that are part of an automatic dividend reinvestment plan;

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          3.   Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to
                      --------
               the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          4. Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

     B. A Disinterested Trustee of the Fund need only report a transaction in a Security if such trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the trustee, such Security was purchased or sold by the Fund or was being considered for purchase by the Fund. A Disinterested Trustee is not required to file a report for any quarter in which the trustee did not have a reportable transaction.

     C. Every report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transactions to which the report relates were effected, and shall contain the following information:

          1. The date of the transaction, the title and the number of shares, and the principal amount, interest rate and maturity date of each security involved;

          2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          3.   The price at which the transaction was effected;

          4. The name of the broker, dealer or bank with or through whom the transaction was effected;


          5. With respect to any Beneficial Account established during the quarter, the name of the broker, dealer or bank with whom the account was established and the date the account was established; and

          6.   The date the report was submitted.

     D. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     E. Notwithstanding the provisions set forth in paragraphs A - C above, no person shall be required to make a report where such report would duplicate information recorded by HGII pursuant to Rule 204-2(a) of the Advisers Act.

VII. SANCTIONS

     The Compliance Officer shall report any material code violations to the Board of Trustees of the Fund, which may then impose such sanctions, as it deems appropriate. The Compliance Officer shall submit the report to the board at the next regularly scheduled board meeting following the violation or earlier, if deemed appropriate.

     A Copy of Rule 17j-1, as amended, is attached hereto and incorporated by reference herein.

                                      6                   Amended May 08, 2001

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                                    Exhibit A

================================================================================
           HANSBERGER GLOBAL INVESTORS/HANSBERGER INSTITUTIONAL SERIES
                  PERSONAL SECURITIES TRANSACTION REQUEST FORM
================================================================================

Name:
     ---------------------------------------------------------------------------

Legal Name of Account:
                      ----------------------------------------------------------

Transaction Date:                               Time Requested:
                 ---------------------                         -----------------

BUY               SELL                      Security:
   ----------         ------------                   ---------------------------
                                            Sedol No:
                                                     ---------------------------

Number of Shares:                 Approx. Price:              or Total US Dollar
                 ------------                   -------------
Amount:
       -------------

Broker:                                          Account #:
       -----------------------------                       ---------------------

Contact in Compliance Department:  Kimberley A. Scott

To the best of my knowledge this proposed transaction does not violate the provisions of the HIS Amended Code of Ethics.

Signature:                                  Date:
          -------------------                    -------------------------

================================================================================

                             FOR COMPLIANCE USE ONLY

Contact in Trading:
                   -------------------------------------------------------------

Contact in Research:
                    ------------------------------------------------------------

Comments: This security has no pending trade tickets and the security is not currently under consideration for purchase or sale by the HIS Funds

Compliance Completed/Checked By:
                                ------------------------------------------------

Compliance Officer:
                   -------------------------------------------------------------

================================================================================

                       NOTIFICATION OF APPROVAL OR DENIAL

Date:                                             Time Responded:
     --------------------------------                            ---------------

Approved:         Denied:
         --------        --------

Comments:
         -----------------------------------------------------------------------

Form Completed By:
                  --------------------------------------------------------------

                                                            Amended May 08, 2001

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                                    Exhibit B
                         HANSBERGER INSTITUTIONAL SERIES
                             AMENDED CODE OF ETHICS

                                 ACKNOWLEDGMENT
                                 --------------

I have received and reviewed the amended Hansberger Institutional Series Code of Ethics. I understand its provisions and their applicability to me and agree to comply with them.


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(Name - Please Print)



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(Position)



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(Date)



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(Company)



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(Signature)



Detach and return this acknowledgment to Kimberley A. Scott, Hansberger Global Investors, Inc., 515 East Las Olas Blvd., Suite 1300, Ft. Lauderdale, Florida 33301.

                                                          Amended May 08, 2001